PRICING SUPPLEMENT NO. 9 Dated: June 5, 2002 (To Prospectus Dated February 25, 1998, and Prospectus Supplement dated May 12, 1998)	[For SEC Filing Purposes Only: Rule 424(b)(2) File No. 333-41033]
$489,400,000 BOISE CASCADE CORPORATION Medium-Term Notes, Series A Due 9 Months or More from Date of Issue

Date of Issue:           June 10, 2002

Stated Maturity:        June 15, 2012

Form of Note:

             X      Global

                     Definitive

   X      Fixed Rate Note

           Floating Rate Note:

     _____ Commercial Paper Rate Note

     _____ Federal Funds Effective Rate Note

     _____ Other

     Spread: +/- _________________________

     Spread Multiplier: ____________________%

     Index Maturity: ______________________

Principal Amount:            $52,000,000

Issue Price (As a Percentage of
Principal Amount):                  100%

Interest Rate/Initial Interest Rate:        7.90%

Redemption Provisions:                 N/A

CUSIP No.:                    09738HCF7

______ LIBOR Note
          _____ LIBOR Telerate
          _____ LIBOR Reuters

_____ Treasury Rate Note

Maximum Interest Rate: _______%

Minimum Interest Rate:  _______%

Interest Reset Period: ____________________________________________________________________ (daily, weekly, monthly, quarterly, semiannually, or annually)
Interest Payment Dates: 6/15 and 12/15 Interest Reset Dates: __________________ Calculation Agent: _____________________	Regular Record Dates: 5/31 and 11/30 Interest Determination Dates: _________________ Calculation Dates: __________________________
Additional Terms: The agent is JPMorgan.
GOLDMAN, SACHS & CO. SALOMON SMITH BARNEY